UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2014

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Separation and Distribution Agreement
On October 31, 2014, the Company entered into a Separation and Distribution Agreement (the “Separation Agreement”) by and between Ashford Trust, Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership (“Ashford Trust OP”), the Company and Ashford Hospitality Advisors LLC (“Ashford LLC”) to effect the separation and distribution of the Company from Ashford Trust and provide a framework for Ashford Trust’s relationships with the Company after the separation. This agreement will govern the relationship between Ashford Trust and the Company subsequent to the completion of the separation and provide for the allocation of Ashford Trust’s assets, liabilities and obligations attributable to periods prior to the separation between Ashford Trust and the Company
The material terms of the Separation Agreement are summarized below, which summary is qualified in its entirety by the actual Separation Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. For purposes of this summary, the “Ashford Inc. Group” means the Company and its subsidiaries and the “Ashford Trust Group” refers to Ashford Trust and its subsidiaries other than the Company The “Ashford Inc. Group” and the “Ashford Trust Group,” together, are sometimes referred to in this summary as the “Groups,” and each a “Group.”
Separation, Exchange and Distribution. The Separation Agreement identifies the assets and liabilities to be retained by, contributed by, transferred to, assumed by, accepted by, or assigned to, as the case may be, each of the Company, Ashford LLC, Ashford Trust OP and Ashford Trust as part of the proposed separation, and describes when and how these transfers, contributions, assumptions and assignments will occur, although certain of the transfers, contributions, assumptions and assignments may have occurred prior to the parties’ entering into the Separation Agreement.
Pursuant to the terms of the Separation Agreement, Ashford Trust OP agreed to effect a one-for-one pro rata distribution of 100% of the common units of Ashford LLC to the limited partners of Ashford Trust OP holding Ashford Trust OP common units, causing each limited partner of Ashford Trust OP holding Ashford Trust OP Common Units to become a member of Ashford LLC. Following such distribution, the Company has agreed to commence an exchange offer, pursuant to which, the Company will issue one share of common stock for every 55 common units of Ashford LLC tendered by the eligible Ashford LLC members. Each such Ashford LLC member will have the option to exchange up to 99% of the Ashford LLC common units held by it but will only be able to exchange even multiples of 55 Ashford LLC common units. Ashford Trust OP Limited Partner will also exchange its Ashford LLC common units for shares of Company common stock and will assign 100% of its Company common stock to Ashford Trust for distribution by Ashford Trust to its common stockholders.
Ashford Trust will distribute on the distribution date, to each record holder, all outstanding shares of the Company’s common stock held by Ashford Trust and authorized by Ashford Trust’s board of directors for distribution on the record date, subject to and consistent with the distribution ratio. The distribution ratio is anticipated to be one share of Company common stock to each record holder for every 55 shares of Ashford Trust common stock held by such record holder on the record date; provided, however, if Ashford Trust’s board of directors determines, prior to the distribution date, that the distribution would jeopardize the REIT status of Ashford Trust, the distribution ratio may be adjusted to such that each record holder will receive less than one share of Company common stock for every 55 shares of Ashford Trust common stock held on the Record Date; provided, that in no event will the record holders receive less than 0.40 of a share for every 55 shares of Ashford Trust common stock held by such record holder on the record date.
Additionally, the Separation Agreement provides that the distribution is subject to several conditions that must be satisfied or waived by Ashford Trust in its sole discretion.
Transfer of Assets and Assumption of Liabilities. Pursuant to the Separation Agreement Ashford Trust OP will contribute $30.8 million in cash to Ashford LLC for working capital purposes. Additionally, on the distribution date, Ashford Trust will execute a Licensing Agreement, pursuant to which it will, among other things, assign all of its rights, on a nonexclusive basis, in and to certain names, trademarks and service marks of Ashford Trust to the Company, and the Company will assume all of Ashford Trust’s obligations under the Ashford Hospitality Trust, Inc. Nonqualified Deferred Compensation Plan.
Insurance Matters. Prior to the distribution date, the Company and Ashford Trust will use commercially reasonable efforts to obtain separate insurance policies for the Company on substantially similar terms as the currently existing insurance policies related to director and officer liability at Ashford Trust, with the Company being responsible for all premiums, costs and fees associated with any new insurance policies placed for the benefit of the Company.
Competition. Each of the parties to the Separation Agreement agrees that the Advisory Agreement by and between Ashford Trust, Ashford Trust OP and Ashford LLC (“Trust Advisory Agreement”) includes certain restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by the Company and Ashford Trust following the distribution. Additionally, the Company has acknowledged that the Advisory Agreement by and between Ashford Hospitality Prime, Inc. (‘Ashford Prime”), Ashford Hospitality Prime Limited Partnership and Ashford LLC (“Prime Advisory Agreement” and together with the Trust Advisory Agreement, the “Advisory Agreements”) includes certain restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by Ashford Prime, which is externally advised by the Company. Each of the parties have acknowledged and agreed that, subject to the terms of the Advisory Agreements, the business activities of the Company, Ashford Prime and Ashford Trust and their respective subsidiaries may overlap or compete with the business of such other entity. Subject to the terms of the Advisory Agreements, each Group has the right to, and has no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same or similar related business activities or lines of business as the other Group, (ii) make investments in the same or similar types of investments as the other Group, (iii) do business with any client, customer, vendor or lessor of any of the other Group or (iv) employ or otherwise engage any officer, director or employee of the other Group.
Releases and Indemnification. Except as expressly provided for in the transfer of liabilities, the Separation Agreement provides that the Company and Ashford LLC, on the one hand, and Ashford Trust and Ashford Trust OP, on the other hand, will generally agree to release the members of the other parties’ respective Group from all liabilities existing or arising from acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed prior to or on the effective date of the distribution.
In addition, the Separation Agreement provides that, except as otherwise provided for in the Separation Agreement, the Company and Ashford LLC have agreed to jointly and severally indemnify each member of the Ashford Trust Group and its affiliates (other than members of the Ashford Inc. Group) and each of their respective current or former directors, officers, agents and employees and their respective heirs, executors, administrators, successors and assigns against losses arising from:

•
any of the Company’s liabilities, including the failure of any member of the Ashford Inc. Group or any other person to pay, perform or otherwise promptly discharge any of the Company’s liabilities in accordance with their respective terms, at or after the effective time of the distribution;

•
any breach by any member of the Ashford Inc. Group of any provision of the Separation Agreement or any ancillary agreement thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein; and

•	the assumed deferred compensation obligations of Ashford Trust.
Ashford Trust has agreed to indemnify the Company and its affiliates and representatives for claims arising from:

•
any of Ashford Trust’s liabilities, including the failure of any member of the Ashford Trust Group or any other person to pay, perform or otherwise promptly discharge any of such liabilities in accordance with their respective terms;

•
any of the Company’s liabilities, including the failure of any member of the Ashford Trust Group or any other person to pay, perform or otherwise promptly discharge any of Ashford Inc.’s liabilities in accordance with their respective terms, prior to the effective time of the distribution; and

•
any member of the Ashford Trust Group of any provision of the Separation Agreement or any ancillary agreement thereto, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein.

Indemnification obligations shall generally be net of any insurance proceeds actually received by the indemnified person.  The Separation Agreement provides that the Company and Ashford Trust will waive any right to exemplary, punitive, special, indirect, consequential, remote or speculative damages provided that any such liabilities with respect to third party claims shall be considered direct damages.
Dispute Resolution. In the event of any dispute arising out of the Separation Agreement, the parties, each having designated a representative for such purpose, will negotiate in good faith for 30 days to resolve the disputes between the parties.  If the parties are unable to resolve any dispute in this manner within 30 days, the parties will be entitled to resolve any such disputes through binding arbitration.
Further Assurances.  Each party will, and will cause the other members of its Group to, use commercially reasonable efforts, to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other party in doing, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements thereto and to carry out the intent and purposes of the Separation Agreement.  In addition, neither party will, nor will either party allow its respective Group members to, without the prior consent of the other party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the transactions contemplated by the Separation Agreement and the ancillary agreements thereto.  Both parties will also use commercially reasonable efforts to cause third parties, such as lenders, joint venture partners, franchisors, insurers or trustees, to cooperate with the parties where such cooperation would be necessary in order for a party to fulfill its obligations under the Separation Agreement.
Other Matters Governed by the Separation and Distribution Agreement. Other matters governed by the Separation Agreement include access to financial and other information, confidentiality, assignability and treatment of fractional shares.
Tax Matters Agreement
On October 31, 2014, the Company entered into a Tax Matters Agreement between Ashford Trust, Ashford Trust OP, the Company and Ashford LLC (the “Tax Matters Agreement”), which will govern the parties’ allocation of tax responsibilities, liabilities and benefits that occur on or prior to, and that may occur after, the distribution date and to provide for and address certain other tax matters. The material terms of the Tax Matters Agreement are summarized below, which summary is qualified in its entirety by the actual Tax Matters Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Tax Returns. Ashford Trust OP will be responsible for the preparation of all tax returns for each member of the Ashford Trust Group that becomes a member of the Ashford Inc. Group as of the distribution date for all periods ending on or prior to the distribution date that are required to be filed after the distribution date. The Company will be responsible for the preparation of all tax returns of any member of the Ashford Trust Group that becomes a member of the Ashford Inc. Group as of the distribution date for tax periods which begin before the distribution date and end after the distribution date, as well as all other tax returns of the Ashford Inc. Group. Ashford Trust OP will be responsible for all tax liabilities of Ashford Trust and Ashford Trust OP and with respect to the Company and certain subsidiaries of the Company for periods ending on or prior to the distribution date. The Company will be responsible for all tax liabilities of the Company and subsidiaries of the Company for periods after the distribution date.
Tax Indemnity. Ashford Trust OP will indemnify the Ashford Inc. Group from and against any losses attributable to, taxes that are allocated to tax periods for which Ashford Trust OP is responsible, and the Company will indemnify and hold harmless the Ashford Trust Group from and against any losses attributable to taxes that are allocated to tax periods for which the Company is responsible.
ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Effective October 31, 2014, the Board of the Company amended its bylaws to provide that stockholders holding a majority of the voting power of the issued and outstanding capital stock of the Company will have the right to call a special meeting
The foregoing summary is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, filed as Exhibit 3.1 hereto and incorporated herein by reference.
ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description
2.1
Separation and Distribution Agreement, dated October 31, 2014, by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC

3.1	Amended and Restated Bylaws of the Company
10.1	Tax Matters Agreement, dated October 31, 2014, between Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2014

ASHFORD HOSPITALITY TRUST, INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel